Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375 and 333-29899) of ADTRAN, Inc. of our report dated June 20, 2008 relating to the financial statements and supplemental schedule of ADTRAN, Inc. 401(k) Retirement Plan as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 20, 2008